UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2012

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CoroWare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-33231	95-4868120
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1410 Market Street, Suite 200 Kirkland, Washington 98033
(Address of Principal Executive Offices) (Zip Code)

(800)641-2676
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement.

CoroWare, Inc. (“Company”) entered into a joint venture agreement (“Joint Venture Agreement”) with Lucas Snyder (“Snyder”) as of September 24, 2012, whereby the parties have formed a North Carolina limited liability company, ARICON, LLC, to implement a joint venture that will develop and market mobile robot platforms, applications, and solutions for the construction industry.

The Company will contribute mobile robotics development capabilities and certain equipment to the joint venture; and Snyder will contribute his construction industry knowledge, expertise and customer relationships. Additionally, CoroWare will contribute 38,000,000 shares of Company common stock into the formation of the joint venture as further described in Item 3.02 below. A copy of the Joint Venture Agreement is filed as Exhibit 10.1 to this Report.

Item	3.02. Unregistered Sales of Equity Securities.

Pursuant to the Joint Venture Agreement described in Item 1.01, on September 27, 2012, the Company contributed 38,000,000 shares of its common stock to Aricon, LLC at a price of $0.001 per share in a private placement exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act. The aggregate proceeds of the contribution into the formation of the joint venture were $38,000.

Item	8.01. Other Events

On September 27, 2012, the Company issued a press release announcing the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item	9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NO. DESCRIPTION

10.1	Joint Venture Agreement by and between CoroWare, Inc. and Lucas Snyder dated September 25, 2012
99.1	Press release dated September 26, 2012